                                                                   EXHIBIT 10.47

                     CELLSTAR DISTRIBUTOR SUPPLY AGREEMENT

This Agreement is made between:

Motorola Ltd., trading as Motorola, Cellular Subscriber Division, UK, Midpoint, Alencon Link, Basingstoke, Hampshire, RG21 7PL, United Kingdom (Registered
Office: Jays Close, Viables Industrial Estate, Basingstoke, Hampshire, RG22 4PD, Registration No. 912182, England) (hereinafter called "Motorola")

and

Cellstar UK Limited, Bushbury House, 435 Wilmslow Road, Withington, Manchester M20 9AF (hereinafter called the "Distributor").



                          Recitals
                          1.    Appointment and Acceptance
                          2.    Prices, Payment and Marketing
                          3.    Order and Delivery
                          4.    Distributor Responsibilities
                          5.    Warranty, Customer Service and Type Approval
                          6.    Duration and Termination
                          7.    Remedies
                          8.    Proprietary Rights
                          9.    Confidentiality
                          10.   Sales to the US Government
                          11.   General
                          Schedules


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                       MOTOROLA CONFIDENTIAL PROPRIETARY




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                     CELLSTAR DISTRIBUTOR SUPPLY AGREEMENT

RECITALS
--------

A. Whereas Motorola is a producer of cellular subscriber products of international repute and wishes to appoint the distributor as a distributor of these products;

B. Whereas the distributor is interested to obtain these products from Motorola for marketing and sale;

        Now it is agreed as follows:

1.      APPOINTMENT AND ACCEPTANCE
        --------------------------

        1.1 Motorola appoints the Distributor as distributor of the cellular telephone products listed in the Schedule A, (hereinafter referred to as the "Products") and agrees to deliver the Products to the Distributor in accordance with the terms of this Agreement.

        1.2 The Agreement is non-exclusive. Motorola may appoint additional distributors, retailers, dealers or make direct sales itself or through an affiliate in the Area of Prime Marketing Responsibility (as defined below). As used in this Agreement the term an "affiliate" of Motorola shall mean any corporation or entity ultimately owned or controlled, directly or indirectly, by Motorola Inc., USA.

        1.3 The Distributor's area of prime marketing responsibility is the UK ("the Area of Prime Marketing Responsibility"). Without prejudice to the Distributors' right to unrestricted sales distribution the Distributor recognises that his expertise in and knowledge of the Area of Prime Marketing Responsibility is a key factor to its appointment and as such performance in the Area of Prime Marketing Responsibility to Motorola's satisfaction is a condition of this Agreement. Specifically, the Distributor shall maintain, for a period of 6 months from the commencement of this Agreement, a supply of Products to those Service Providers not trading directly with Motorola at any time during this Agreement term.

        1.4 Motorola may revise the list of Products from time to time without any liability to the Distributor. At its sole discretion Motorola may also at any time discontinue the production or sale, or modify the design or material specifications of any Products or parts thereof, without any liability or obligation to the Distributor or its customers, including, without limitation, any obligation to modify any Products previously ordered by the Distributor.

2.      PRICES, PAYMENT AND MARKETING
        -----------------------------

        2.1 The Product prices are listed in Schedule B. Motorola will inform the Distributor of any change in Motorola prices without delay and, notwithstanding the terms of Schedule B. Motorola will apply any change to the prices for Products accordingly. The change in price for Products shall apply for all orders received prior to the price change and not yet despatched by Motorola as well as orders received after the price change. Any reduction in price will further apply to Products delivered within 30 days prior to the date of introduction of the new Motorola prices to the market and still in the Distributor's inventory, unless 30 days notice of the price change has been given by Motorola.

        2.2     The Distributor shall pay Motorola in accordance with Schedule
                C. If the Distributor fails to pay any invoice when due or if Motorola, in its reasonable discretion, deems the Distributor's financial condition inadequate, Motorola may, in addition and without prejudice to its other rights, suspend shipments of the Products. Without limiting the generality of the foregoing, Motorola is entitled to terminate the Agreement immediately by written notice should payments by the Distributor to Motorola be more than two months overdue.

        2.3 Motorola reserves the right at any time to decrease, eliminate, or otherwise limit the amount or duration of any credit which may be extended to the Distributor in general and/or with respect to any single purchase order.

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                     CELLSTAR DISTRIBUTOR SUPPLY AGREEMENT

        2.4 Motorola may provide marketing support as it deems necessary to assist in promoting sales of the Products. This marketing support will be at 1% of the net sales value on a 50/50 split basis given similar expenditure from the Distributor. Motorola's "Options" programme shall apply.

3.      ORDER AND DELIVERY
        ------------------

        3.1 Commencing 1st April 1996 and subsequently by the 15th day of each month the Distributor shall advise Motorola of its requirements for Products based on a rolling 12 month programme. The first three months of this programme is a fixed order for Products which shall bind the Distributor. The next three months can be modified by plus or minus 20% (by volume) from the prior order and the remaining 6 months of this programme shall be used only as a forecast.

        3.2 The Distributor shall submit written Purchase Orders to Motorola in respect of the binding element of clause 3.1 above. The receipt of such orders will be acknowledged by Motorola but no order will be binding on Motorola unless a further written acceptance is submitted by Motorola, or Products are delivered (whichever occurs first).

        3.3 The delivery terms are as specified in Schedule B. Motorola will endeavor to deliver the Products by the date(s) confirmed by Motorola. However, Motorola shall in no event by liable for any losses resulting from delays in the delivery of Products.

                Motorola does not warrant to the Distributor the continued availability of any of the Products, and the Distributor hereby expressly releases Motorola from liability for any loss or damage to the Distributor arising out of, or by virtue of, the failure of Motorola to accept or fulfil any orders due to particular shortages or general product unavailability howsoever caused. In the event of such shortages the Distributor consents to any apportionment of shipments that Motorola, at its sole discretion, may determine to be appropriate.

        3.4 All Products shall remain the property of Motorola until full payment is made by the Distributor.

        3.5 This Distributor agrees to comply with all applicable laws and regulations regarding the exportation or re-exportation (direct or indirect) of the Products or technical data supplied by Motorola.

4.      DISTRIBUTOR RESPONSIBILITIES
        ----------------------------

        Without prejudice to any other obligations contained in this Agreement the Distributor shall:

        4.1 Use its best efforts to sell, advertise and promote the sale and use of all of the Products throughout the Area of Prime Marketing Responsibility.

        4.2 In order to satisfy clause 4.1 above, purchase at least the minimum annual volumes of the Products referred to in Schedule A.

        4.3 Conform to Motorola's service and engineering instructions when providing services for Products in order to fully satisfy customers.

        4.4 Order and maintain at least the minimum stock of inventory of the Products, parts, test equipment and installation equipment which the parties determine necessary to support the Distributor's sales effort in the Area of Prime Marketing Responsibility.

        4.5 Maintain a suitable place of business in a suitable location or locations, as the market may require and co-operate with Motorola to establish and maintain the standards and reputation of the Products.

        4.6 Appoint such sub-distributors, dealers, retailers in the Area of Prime Marketing Responsibility for the term of this Agreement as are necessary in order to provide adequate sales and service

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                     CELLSTAR DISTRIBUTOR SUPPLY AGREEMENT


                coverage; instruct such sub-distributors as necessary in the sale and servicing of Products and ensure they comply with Motorola's rules and policies concerning trademarks and trade names. The Distributor shall be liable to Motorola for the activities or omissions of sub-distributors, dealers, retailers appointed by the Distributor.

        4.7 Furnish to Motorola information relating to orders, sales, service, and inventory of Products and Product sales budgets and forecasts, in such a manner as Motorola may from time to time reasonably request and specifically sell through data on a weekly basis, with respect to the Area of Prime Marketing Responsibility.

        4.8 Comply with all relevant legal requirements including but not limited to all appropriate safety, environmental, type approval and other requirements.

        4.9 Provide a warranty for the Products to its customers which complies with applicable warranty requirements under the laws and competitive conditions of the country of resale.

5.      WARRANTY, CUSTOMER SERVICE AND TYPE APPROVAL
        --------------------------------------------

        5.1 Motorola will provide the Distributor with warranty, customer service and support as specified in Schedule D. The obligations of the parties in respect of Type Approval are also specified in Schedule D.

6.      DURATION AND TERMINATION
        ------------------------

        6.1 This Agreement shall commence on 1st April 1996 and will continue in force for a period of one year, subject to the provisions of this clause 6.

        6.2 The duration of this Agreement is specified in clause 6.1 above and it shall continue thereafter subject to Motorola terminating it by a written three month notice to the other party, such notice expiring at the end of the term in clause 6.1 above and being served in accordance with clause 11.14.

        6.3 Notwithstanding 6.2 above, either party may terminate this Agreement upon 30 days written notice to the other party in the case of a material breach by the other party of any obligation specified in this Agreement.

        6.4 Without prejudice to clause 2.2 above, the Agreement may be terminated forthwith by either party on giving notice in writing to the other if the other party, being a company, shall pass a resolution for winding up (otherwise than for the purpose of a solvent amalgamation or reconstruction where the resulting entity assumes all of the obligations of the relevant party under this Agreement), or a court shall make an order to that effect, or being a partnership shall be dissolved, or if the other party shall cease to carry on its business or substantially the whole of its business, or becomes or is declared insolvent or commits any act of bankruptcy or proposes to make any arrangement or composition with its creditors, or if a liquidator, administrator, receiver, or similar officer is appointed of any of the assets of the other or any analogous step is taken in connection with the others insolvency, bankruptcy or dissolution.

        6.5 On the expiration or termination of the Agreement, the Distributor shall promptly return to Motorola:

                6.5.1   all documents placed at its disposal by Motorola.

                6.5.2 any type approvals held by the Distributor relating to Products. Further, the Distributor agrees to render all necessary assistance free of charge including but not limited to the signing of the appropriate forms required by the local type approval authorities, in connection with the assignment of or re-application for type approvals for Products.

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                     CELLSTAR DISTRIBUTOR SUPPLY AGREEMENT

        6.6 No claims for compensation can be lodged by reason of the termination or expiry of the Agreement, unless these claims are based on the breach of contractual provisions by one of the parties.

        6.7 In the case of any change in the ownership or structure of the Distributor, the Distributor shall inform Motorola immediately. If Motorola deems the change will materially affect its position then Motorola reserves the right to terminate the Agreement with immediate effect without liability on the part of Motorola.

        6.8 Subject to clause 6.2 above, nothing contained in this Agreement shall be deemed to create any express or implied obligation on either party to renew or extend this Agreement or to create any right to continue this Agreement on the same terms and conditions contained in it.

        6.9 All sums owed by either party to the other shall become due and payable immediately upon the termination of this Agreement.

7.      REMEDIES
        --------

        This clause defines the limits of Motorola's liability to the Distributor in respect of this Agreement whether in contract or tort including negligence and the Distributor's sole remedies in respect of any act or default of Motorola.

        7.1 Motorola will accept liability for death or personal injury resulting from its negligence.

        7.2 Motorola will accept liability for direct physical damage to the tangible property of the Distributor to the extent that it is caused by the negligence of Motorola subject to the exclusions set out in clause 7.4 below and up to a maximum limit of (pound sterling) 1 million sterling in the aggregate.

        7.3 Except as provided in clause 7.1 and 7.2 above, Motorola's total liability in respect of any one default shall not exceed 125% of the total purchase price of all the Products in respect of which Motorola is in default. If a number of defaults give rise to substantially the same loss or are attributable to the same or similar cause, then they shall be regarded as giving rise to only one claim hereunder. Motorola will be afforded a reasonable opportunity to remedy any such default.

        7.4 Except as provided in clause 7.1 above, Motorola shall not be liable for loss of profits, business, revenue, goodwill, anticipated savings, special, indirect or consequential losses even if foreseeable by or in the contemplation of Motorola or any claim made against the Distributor by any other person.

        7.5 Except as expressly stated herein, all conditions and warranties implied, statutory or otherwise, are hereby excluded to the maximum extent permitted by law.

8.      PROPRIETARY RIGHTS
        ------------------

        8.1 The Distributor will not impair Motorola's right, title or interest in its corporate name(s) or logo(s), or any part thereof, or to trademarks or trade names used on or in connection with Motorola's Products. Nothing herein shall grant to the Distributor any such right title or interest. The Distributor shall not encourage any practice which might be detrimental to the goodwill of Motorola or Motorola's Products.

        8.2 For the purposes of advertising and selling the Products, the Distributor may, during the term hereof, indicate that it is an authorised Distributor of Motorola for the Products in which case the Distributor will submit to Motorola specimens of its letterhead, business cards, telephone directory listings, truck markings and business establishment signs for approval of the format by Motorola, and the Distributor shall follow Motorola's specification with respect thereto. The

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                     CELLSTAR DISTRIBUTOR SUPPLY AGREEMENT


                Distributor shall have no rights to use the trademarks of Motorola without prior written permission.

        8.3 The Distributor agrees, upon expiration or termination of this Agreement to immediately discontinue (i) using or making reference to Motorola's corporate name or to trade names and trademarks of Motorola, and (ii) representing directly or implicitly, that it is or was a Distributor of Motorola.

        8.4 Motorola agrees to defend at its expense any suit brought against the Distributor based upon a claim that any Products furnished hereunder directly infringe a third party patent, copyright or trademark and to pay costs and damages finally awarded in any such suit, provided that Motorola is notified promptly in writing of the suit and at Motorola's request and at its expense is given control of said suit and all requested assistance for defence of same. If the use or sale of any Products furnished hereunder is prevented by injunction as a result of suit. Motorola at its option and at its expense, shall obtain for the Distributor the right to use or sell said Products or shall substitute an equivalent Product reasonably acceptable to the Distributor and extend this indemnity thereto or shall advise the Distributor to return Products and discontinue further sales and Motorola shall reimburse the Distributor the purchase price thereof. This indemnity does not extend to any suit based upon any infringement or alleged infringement of any patent, copyright or trademark by the combination of any Products furnished by Motorola and other elements nor does it extend to any products of the Distributor's design or formula. The foregoing states the entire liability of Motorola for patent, copyright or trademark infringement.

        8.5 Motorola has certain rights in Motorola software, firmware or other computer programs or data residing in the Products (hereinafter referred to collectively as "Software"), including without limitation the right to prepare works derived from same in copies and distribute copies of same. The Distributor shall not prepare works derived from, reproduce in copies or distribute copies of, any Motorola Software except for demonstration purposes.

        8.6 Whenever the term "Motorola" is used in this clause it also covers affiliates of Motorola as defined in clause 1.2.

9.      CONFIDENTIALITY
        ---------------

        9.1 Confidential information is defined as information which relates to the business activities of either party in particular, but not limited to, all information relating to the details of this Agreement and the prices at which the Distributor purchases the Products from Motorola, as well as information which it may receive in connection with this Agreement concerning names of the business concerns using the Products, and the organisation, business dealings or affairs of Motorola, which is disclosed in oral, written, graphic, and/or sample form, being clearly designated, labelled or marked as confidential at the time of its disclosure.

        9.2 The Distributor undertakes not to reproduce or distribute such Confidential information, and to take all reasonable means to prevent the dissemination of such information to anyone except the Distributor's employees who may need it for the performance of their duties, except as may be authorised by Motorola in writing. The obligations of confidentiality provided for herein shall survive the expiration or termination of this Agreement for whatever reason, for a period of 5 years from the date of such termination.

10.     SALES TO THE US GOVERNMENT
        --------------------------

        10.1 If the Distributor sells Motorola's Products or services to the US Government or to a prime contractor selling to the US Government, the Distributor does so solely at its own option and risk. The Distributor remains solely and exclusively responsible for compliance with all statutes and regulations governing sales to the US Government. Motorola makes no representations.

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                     CELLSTAR DISTRIBUTOR SUPPLY AGREEMENT

            certifications or warranties whatsoever with respect to the ability of its goods, services or prices to satisfy any such statutes or regulations.

11.  GENERAL
     -------

     11.1 Any obligations and responsibilities which by their nature extend beyond the expiration or termination of this Agreement, including but not limited to clauses 6.5, 7, 8 and 9, shall survive and remain in effect.

     11.2 The headings used in this Agreement are for convenience only and shall not be used in order to construe the terms of this Agreement.

     11.3 No waiver by either party of any of its rights hereunder shall prejudice its ability to enforce such rights.

     11.4 If any provision of this Agreement is found by any court or competent authority to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions shall be given effect so far as is possible. Notwithstanding the foregoing the parties shall thereupon negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the provision so found to be void or unenforceable.

     11.5 Neither party shall be under any liability whatsoever in respect of any breach of this Agreement to the extent that this is due directly or indirectly to a cause beyond its reasonable control.

     11.6 Unless expressly provided for elsewhere in this Agreement, any revisions to this Agreement must be agreed upon in writing by both the Distributor and Motorola and must be signed by authorised representatives of both companies.

     11.7 The Agreement and any amendments will be prepared in the English language. If translated the English version shall be the only legally binding version and the only version used for interpretation.

     11.8 No assignment of this Agreement by the Distributor or any right or obligation hereunder shall be made by the Distributor without the prior written consent of Motorola.

     11.9 Motorola may from time to time assign the benefit and/or the burden of this Agreement in whole or in part to its affiliate without the consent of the Distributor and may from time to time authorise its affiliates to have the benefit of any of its rights and/or to carry out any of its obligations without the consent of the Distributor.

     11.10 Motorola and the Distributor are independent contractors. Neither party shall act or represent itself, as agent, partner, employee, joint venture or representative of the other party or any of its affiliates; nor shall either party assume or create any obligation or liability on behalf of the other party or any of its affiliates or hold itself out as entitled to do so.

     11.11 The Distributor will refrain from any activities which are illegal, unethical or which might bring Motorola into disrepute or which constitute or could be made to be a serious conflict of interest or which might give the appearance of impropriety. The Distributor will co-operate fully in any investigation or evaluation of such matters. Breach of this clause by the Distributor will entitle Motorola to terminate this Agreement without notice.

     11.12 All disputes between Motorola and the Distributor arising out of or relating to this Agreement shall be referred first to senior executives appointed by the parties who have the authority to settle the same. If the dispute cannot be resolved through negotiation within a maximum period of 14 days, or such other period as agreed in writing by the parties, it may be referred to the exclusive jurisdiction of the English courts.

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     11.13  This Agreement and the rights and duties of the parties shall be governed and interpreted according to the laws of England. All disputes shall be submitted to the exclusive jurisdiction of the English courts.

     11.14 All notices hereunder must be made in writing and sent to the following address either by fax or first class or registered mail:

            1. Motorola Ltd., trading as Cellular Subscriber Division, UK Midpoint, Alencon Link, Basingstoke, Hampshire, RG21 7PL, England

                Tel No: 01256 817474
                Fax No: 01256 27092

                For the Attention of:   Ian Hicks

            2. Cellstar UK Limited, Bushbury House, 435 Wilmslow Road, Withington, Manchester M20 9AF

                Tel No: TBA
                Fax No: TBA

                For the Attention of:   TBA

            Notices shall be deemed to be received on the next business day after transmission to the correct fax number in the case of faxes and five business days after despatch in the case of messages sent by post. All faxed notices shall be followed up by post.

     11.15 This Agreement and its Schedules are the complete and exclusive statement of the agreement of the parties relating to the subject matter hereof and supersedes all proposals or prior agreements oral or written and all other communications between the parties relating thereto.

     11.16 The Schedules outlined below, are an integral part of this Agreement and may, where necessary, be modified by Motorola upon written notice to the Distributor. In the event of any conflict between the Agreement text and the Schedules, the Agreement shall take precedence:

                Schedule A -    Products and Volume
                Schedule B -    Pricing
                Schedule C -    Payment and Credit Terms
                Schedule D -    Warranty, Customer Service and Type Approvals

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THE SIGNATORIES TO THIS AGREEMENT ARE FULLY AUTHORISED BY THEIR COMPANY TO SIGN
ON ITS BEHALF.

SIGNATURES TO THE AGREEMENT
---------------------------

CELLSTAR UK LIMITED                      MOTOROLA LTD

Signature: /s/ Alan H. Goldfield         Signature: /s/ Ralph Pin
           ------------------------                 ------------------------

Name:      Alan H. Goldfield             Name:      Ralph Pin
           ------------------------                 ------------------------

Title:     Director                      Title:     Corp. V.P.
           ------------------------                 ------------------------

Date:      April 3rd 1996                Date:      4/3/96
           ------------------------                 ------------------------

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                     CELLSTAR DISTRIBUTOR SUPPLY AGREEMENT

                                  SCHEDULE A

                              PRODUCTS AND VOLUME

1.  Motorola Product Description
    ----------------------------

    ETACS and GSM Products, and accessories, as agreed in writing between the parties from time to time.

    It is the intention of both parties to explore the UK distribution opportunities for PCN products and accessories. This will be done by agreement with the relevant UK PCN Operators to ensure commercial viability to all three parties of the product distribution channels to market.

2.  Volume
    ------

    Subject to favourable market conditions the minimum purchase commitment for the Agreement year is 200,000 units of those Products (excluding accessories) detailed in this Schedule.


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                     CELLSTAR DISTRIBUTOR SUPPLY AGREEMENT

                                  SCHEDULE B

                                    PRICING

1. All prices for Products are Ex-Works Motorola Distribution Centres, as defined in Incoterms 1990 (and are exclusive of Tax, Import Duties).

2. Prices for Products and accessories are in Pounds Sterling and as advised in writing by Motorola from time to time.

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                                  SCHEDULE C

                           PAYMENT AND CREDIT TERMS

1. All payments will be made in UK Pounds Sterling as defined on the relevant invoice

2. The due date for payment will be 30 days from the end of the month in which the invoice is rendered.

3. The Distributor will not withhold payment for shipments which satisfy part of an order.

4. Motorola reserves the right to claim interest in case of late payments. The interest shall be compounded at 2% per month and will be charged monthly to the account.

5. Motorola will give early settlement discount of 2% of the gross invoiced amount for cash with order, and 1% for payment received by the end of the fourteenth day following the invoice date.

6. Notwithstanding the above, Motorola may agree in writing alternative methods of payment and credit terms. Motorola at all times reserves the right to amend from time to time and without prior notice such payment/credit terms.

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                                  SCHEDULE D

                 WARRANTY, CUSTOMER SERVICE AND TYPE APPROVAL

1  WARRANTY
   --------

   1.1 Subject as herein provided Motorola warrants to the Distributor that all Products supplied hereunder will comply with the applicable Motorola published specifications at the date of purchase for 12 months from the date of purchase by the end-user.

   1.2 In the event of any proven breach of Motorola's warranty set out in clause 1.1 of this Schedule D (whether by reason of defective materials, production faults or otherwise) Motorola's liability shall be limited to the repair or replacement, at Motorola's option, of module/assemblies only (where a module is defined as a product's transceiver or handset and an assembly is defined as transceiver/handset printed circuit boards).

   1.3 This warranty provision is subject to the following exclusions and the warranty shall not apply to products which Motorola determines have:

        i) been subjected to testing for other than specified electrical characteristics;

        ii) been operated in abnormal working conditions or environmental conditions in excess of the recommendations stipulated in the relevant specifications;

        iii) been mishandled, misused, wilfully damaged, neglected, improperly tested, repaired, altered or defaced;

        iv) been subjected to assembly or processing which alters physical or electrical properties;

        v) arisen as a result of the Distributor's own design, formula, drawing or specification;

        vi) arisen as a result of the Distributor failing to follow Motorola's instructions.

   1.4 Motorola cannot be responsible in any way for defects in any Products arising as a result of non-Motorola accessories or ancillary equipment attached to or being used in connection with the Products.

   1.5 All faulty modules/assemblies shall be returned as complete modules/ assemblies to Motorola by the Distributor at no cost to Motorola to "the designated Motorola Repair Centre". Motorola shall at its absolute discretion repair failed modules/assemblies or provide replacement module/assemblies as per clause 1.2 of this Schedule D within the warranty period. Motorola shall pay the shipping cost for returning repaired and or replacement modules/assemblies to the Distributor. The Distributor shall forward the modudles/assemblies for repair to the Motorola designated Repair Centre from a central point of despatch.

        1.5.1 The Distributor shall notify Motorola on a monthly basis in writing, of any faulty accessories. Motorola shall at its absolute discretion repair / replace faulty accessories or refund the value of the same at the current Distributor purchase price.

        1.5.2 The Mechanical Serial Number (MSN) of the Transceiver / Handset is used as a criterion for warranty tracking. Proof of purchase by the end user shall be utilised.

        1.5.3 All units being returned for repair shall have undergone a local test on an appropriate test set and shall be returned to Motorola together with the test set printout detailing the failure mode.

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                     CELLSTAR DISTRIBUTOR SUPPLY AGREEMENT

     1.6 Motorola shall use its reasonable endeavours to provide a maximum turn around time of modules/assemblies sent to Motorola for repair, of fifteen working days from the date of receipt at the designated Motorola Repair Centre.

     1.7 Warranty Failure Reporting - The Distributor will supply Motorola the following information on a monthly basis:

             1.  Product Type                5.  Repair Code
             2.  M.S.N.                      6.  Repair Description
             3.  Fault Code                  7.  Parts Used
             4.  Fault Description

2.   SERVICE AND SUPPORT
     -------------------

     Service Procedures are available from the Customer Services Manager.

     2.1  TRAINING

          2.1.1 Motorola shall provide free of charge to the Distributor technical training for repairs. The Distributor shall have the option to nominate up to a maximum of 6 persons to attend. For the duration of the Agreement Motorola undertakes to provide this level of training for each new product family introduced. Motorola shall at its sole discretion nominate the course content and duration. The training shall take place at Motorola's premises or if deemed necessary at the Distributor's premises. The Distributor shall bear the travel, accommodation and subsistence cost of the Distributor's personnel. The Distributor shall also bear the costs of Motorola's personnel including travel, accommodation and subsistence in the case that the location is other than Motorola's designated premises. The Distributor shall have the option to nominate more than 6 trainees. In this event Motorola shall charge the Distributor a daily fee of xxxxx per trainee. The Distributor shall bear the cost of travel, accommodation and subsistence of their own personnel.

          2.1.2 Once the training requirements in clause 2.1.1 of this Schedule D have been met the Distributor shall be free to request further training as it deems necessary. Motorola shall be free to charge the Distributor full commercial rates for the requested training as stated in clause 2.1.1 of this Schedule above.

          2.1.3 The training courses shall be based on the "Train The Trainer" concept. Documentation will be provided to each of the attendees.

     2.2  TECHNICAL DOCUMENTATION

          2.2.1 Such technical documentation shall be supplied by Motorola to the Distributor's personnel during the training sessions as Motorola deems appropriate.

          2.2.2 The Distributor shall be entitled to use, duplicate and/or edit Motorola's training documentation exclusively for its own internal use. The Distributor must reproduce the relevant Motorola copyright notice to accompany any such documentation.

     2.3  SPARE PARTS

          2.3.1 The recommended spares holding per product as advised by Motorola shall apply.

          2.3.2 Motorola's then current Spare Parts Price List, as may be amended from time to time by the Service Department, shall apply.

          2.3.3 The Distributor shall be responsible for forecasting and ordering the spare parts from Motorola.

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                     CELLSTAR DISTRIBUTOR SUPPLY AGREEMENT

          2.3.4  The order point for spare parts orders shall be Customer
                 Support.

          2.3.5 The contact point for spare parts forecasts shall be Logistics. Forecasts shall be submitted monthly to Motorola on a three month rolling basis.

          2.3.6 Motorola shall provide the Distributor with five years support for all Products from the date of the last delivery of the Product to the Distributor.

                 When Motorola intends to terminate manufacture of a Product, Motorola shall inform the Distributor and give them the opportunity to order and receive a "last time buy" for spare parts as may be available and required by the Distributor.

                 In addition to a "last time buy" Motorola may provide spare parts for the Product for a maximum period of three years from the date of Product termination.

                 In the event such spare parts may be unavailable for any reason then Motorola shall offer a refurbishment or replacement service (at its sole discretion) for a maximum period of five years from the date of Product termination.

                 Such refurbishment/replacement shall be charged to the Distributor at the then current equivalent repair rate for that Product.

     2.4  REPAIRS

          2.4.1 Motorola shall supply the Distributor with a detailed listing of Faults and Repair Codes as per this Schedule to be used when sending product for repairs/repaired product.

          2.4.2 At Motorola's sole discretion the Distributor may be allowed to carry out repairs. In this event the Distributor shall comply with Motorola's service guide lines as a M.A.S.C. (Motorola Approved Service Centre) as may from time to time be amended/advised.

     2.5  OUT OF WARRANTY REPAIRS

          2.5.1 Out of warranty repairs carried out by Motorola shall be governed by Motorola's price list at the time and as may be amended from time to time. Motorola shall notify the Distributor, with 90 days notice, of any changes in prices for out of warranty repairs. The Distributor shall bear the transportation cost when returning faulty module/assemblies for repair, and Motorola shall bear the transportation costs when returning repaired module/assemblies to the Distributor.

     2.6  EXPRESS EXCHANGE

          At Motorola's sole discretion the Distributor may be permitted to participate in Motorola's Express Exchange Programme.

          2.6.1 Motorola shall provide to the Distributor such assistance as is reasonably necessary in setting up an Express Exchange Programme, or similar, to support the Distributor's own customers and end users. The Distributor shall be responsible for establishing the Express Exchange Centres and for implementing the programme.

          2.6.2 Motorola shall provide free of charge to the Distributor a "to be determined" quantity of product transceivers on a loan basis to support the warranty base, as well as a master copy of promotional material and relevant documentation.

          2.6.3 The Express Exchange pool of transceivers shall remain the property of Motorola.

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                     CELLSTAR DISTRIBUTOR SUPPLY AGREEMENT

     GSM  2.6.4  In the event that across-border visitor using a Motorola branded transceiver experiences a warranty failure, service assistance will be provided via the Express Exchange programme providing the transceiver is in warranty. The Distributor shall submit a warranty claim to Motorola to cover such assistance giving details of the transceiver model and MSN - Customer Name and Country of Origin - Customer's Telephone Number. Motorola will reimburse the Distributor accordingly.

3.   TYPE APPROVAL
     -------------

     3.1 All Products supplied under the terms of this Agreement shall have type approval from the relevent competent authority which shall be the responsibility of Motorola. The Distributor shall provide reasonable assistance to Motorola in order to fulfil this responsibility; such assistance shall not be unreasonably withheld.

     3.2 Motorola warrants that the products meet the essential requirements of NET 10 in effect as of the date of declaration (GSM11.10 vg 3.8.0).

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                       MOTOROLA CONFIDENTIAL PROPRIETARY